Exhibit 1.1

Execution Version

$125,000,000

The Navigators Group, Inc.

7.0% Senior Notes due 2016

UNDERWRITING AGREEMENT

April 11, 2006

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES INC.

As Representatives (the “Representatives”) of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1.                                       Introductory. The Navigators Group, Inc., a Delaware corporation (“Company”), proposes to issue and sell $125,000,000 principal amount of its 7.0% Senior Notes due May 1, 2016 (“Offered Securities”), all to be issued under an indenture, dated as of April 17, 2006, between the Company and JPMorgan Chase Bank, N.A. as Trustee, as supplemented by the first supplemental indenture, dated as of April 17, 2006, between the Company and JPMorgan Chase Bank, N.A. as Trustee (together, the “Indenture”). The Company hereby agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) as follows:

2.                                       Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)                                  A registration statement (No. 333-129665) (“initial registration statement”) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and an additional registration statement (“additional registration statement”) relating to the Offered Securities may have been or may be filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended (“Act”).  “Initial Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, including all material then incorporated by reference therein, all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of the Form on which it is filed and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430B (“Rule 430B”) or Rule 430C (“Rule 430C”) under the Act or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430B or Rule 430A(b) (“Rule 430A(b)”) under the Act and that in any case has not then been superseded or modified.  “Additional Registration Statement” as of any time means the additional registration statement, in the form then filed with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430B or Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b) and that in any case has not then been superseded or modified.  The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  “Registration Statement” as of any time means the Initial Registration Statement and any Additional Registration

Statement as of such time.  For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A or Rule 430 B shall be considered to be included in such Registration Statement as of the time specified in Rule 430A or Rule 430B.  As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b).  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. For purposes of this Agreement, “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  “Statutory Prospectus” as of any time means the prospectus included in a Registration Statement immediately prior to that time, including: any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430A, Rule 430B or 430C that has not been superseded or modified.  For purposes of the preceding sentence, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A or Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securitiesin the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means 4:08 pm (Eastern time) on the date of this Agreement.

(b)                                 (i) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”) and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(c)                                  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the date of this Agreement,the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(d)                                 As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time and the preliminary prospectus, dated April 7, 2006 (which is the most recent Statutory Prospectus distributed to investors generally), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)                                  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives and as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus and prior to completion of the public offer and sale of the Offered Securities there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or when considered together with the General Disclosure Package included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)                                    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with requisite corporate power to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).  For purposes of the definition of “Material Adverse Effect,” “subsidiary” and “subsidiaries” shall include Lloyd’s Syndicate 1221 and all subsidiaries of the Company without giving effect to the limiting definition contained in subparagraph (g) below.

(g)                                 Each subsidiary of the Company (it being agreed and understood that the terms “subsidiary” and “subsidiaries” shall mean for purposes of this Agreement, all “significant subsidiaries” (as such term is defined in Rule 1.02(w) of Regulation S-X) of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with requisite corporate power to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(h)                                 The Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act with respect to the Offered Securities registered thereby; and on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); the Offered Securities have been duly authorized, and when delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Offered Securities will have been duly executed, authenticated, issued and delivered, will be consistent with the terms of the Indenture and the information in the General Disclosure Package and will conform in all material respects to the description thereof contained in the Prospectus, and such Offered Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits provided in the Indenture, enforceable in accordance with their terms, subject to the Enforceability Exceptions.

(i)                                     Except as disclosed in the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j)                                     There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(k)                                  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or insurance securities laws or by the National Association of Securities Dealers, Inc. (“NASD”).

(l)                                     The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Offered Securities as contemplated by this Agreement and compliance with the terms and provisions of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any subsidiary of the Company or Lloyd’s Syndicate 1221 or any of their properties, (ii) any agreement or instrument to which the Company, any such subsidiary or Lloyd’s Syndicate 1221 is a party or by which the Company, any such subsidiary or Lloyd’s Syndicate 1221 is bound or to which any of the properties of the Company, any such subsidiary or Lloyd’s Syndicate 1221 is subject, or (iii) the charter or by-laws (or similar governing documents) of the Company, any such subsidiary or Lloyd’s Syndicate 1221 except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(m)                               This Agreement has been duly authorized, executed and delivered by the Company.

(n)                                 Except as disclosed in the Prospectus and the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the business of the Company, its subsidiaries and Lloyd’s Syndicate 1221, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(o)                                 The Company, its subsidiaries and Lloyd’s Syndicate 1221 possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies or by the Society of Lloyd’s necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, any of its subsidiaries or Lloyd’s Syndicate 1221, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)                                 No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(q)                                 The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)                                    Except as disclosed in the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(s)                                  Except as disclosed in the Prospectus and the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries, any of their respective properties or Lloyd’s Syndicate 1221 that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or, contemplated.

(t)                                    KPMG LLP whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Registration Statement, the Prospectus and the General Disclosure Package are independent certified public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board.  The financial statements included in each Registration Statement, the Prospectus and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus and the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”)

applied on a consistent basis and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein.

(u)                                 Except as disclosed in the Prospectus and the General Disclosure Package, since the date of the latest audited financial statements included in the Registration Statement, Prospectus and the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus and the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.  Since December 31, 2005, there has not been (i) any material decrease in consolidated total assets (excluding the effects of the decrease due to the mark to market of the Company’s investment portfolio in accordance with Statement of Financial Accounting Standards No. 115 and decreases in reinsurance receivable on paid and unpaid losses and loss adjustment expenses), or (ii) any material decrease in stockholders’ equity (excluding the effect of any change in accumulated other comprehensive income) or (iii) as compared to the comparable period in the year 2005, any material decreases in total or per share amounts of consolidated net income of the Company and its consolidated subsidiaries.

(v)                                 The Company is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system.

(w)                               The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.

(x)                                   Each subsidiary of the Company which is engaged in the business of insurance or reinsurance and Lloyd’s Syndicate 1221 (collectively, the “Insurance Subsidiaries”) is authorized under such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the “Insurance Licenses”)) as necessary to the conduct of its business as described in the Registration Statement, the Prospectus and the General Disclosure Package; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Prospectus and the General Disclosure Package, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as disclosed in the Prospectus and the General Disclosure Package, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(y)                                 Except as disclosed in the Prospectus and the General Disclosure Package, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since the most recent audited financial statements included in the Registration Statement, the Prospectus and the General Disclosure Package.

(z)                                   Except as disclosed in the Prospectus and the General Disclosure Package, all reinsurance treaties, contracts, agreements and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; no Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform thereunder and, to the knowledge of the Company and the Insurance Subsidiaries, none of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform such treaty, contract, agreement or arrangement, except where such nonperformance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(aa)                            The statutory financial statements of the Insurance Subsidiaries, from which certain ratios and financial, statistical and other data included in the Registration Statement, the Prospectus and the General Disclosure Package have been derived, have been prepared for each relevant period in conformity, in all material respects, with statutory accounting principles or practices prescribed or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary (“SAP”), and such statutory accounting practices have been applied on a consistent basis in all material respects throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and such statutory financial statements present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

(bb)                          The Company is, and has been since the date of enactment of the Sarbanes-Oxley Act of 2002 (the “SOX Act”), in compliance with all applicable provisions of the SOX Act.  The Company’s Chief Executive Officer and Chief Financial Officer have filed with the Commission all certifications required by the SOX Act.

(cc)                            Each of the reinsurance agreements and transactions entered into by the Company or any of its Insurance Subsidiaries have been properly accounted for as prospective reinsurance in accordance with SAP in any statutory financial statement of any Insurance Subsidiary and in accordance with GAAP in the financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the General Disclosure Package and there are no separate side agreements, side letters or similar instruments that would limit the insurance risk transferred to the reinsurer under any of such reinsurance agreements or transactions.

3.                                       Purchase and Offering of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.968% of the principal amount thereof plus accrued interest, if any, from April 17, 2006 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Offered Securities to the Representatives for the accounts of the Underwriters, at the office of Dewey Ballantine LLP, New York, New York, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of The Navigators Group, Inc., at the office of Dewey Ballantine LLP, New York, New York,, at 10:00 A.M., New York time, on April 17, 2006, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”.  Delivery of the Offered Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.  For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Offered Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the office of Dewey Ballantine LLP, New York, New York, at least 24 hours prior to the Closing Date.

4.                                       Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.                                       Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)                                  The Company will file each Statutory Prospectus (including the Prospectus) with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) of Rule 424(b) not later than  the second business day following the execution and delivery of this Agreement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.  The Company has complied with and will comply with Rule 433.

(b)                                 The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent which consent shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)                                  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d)                                 As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 60th day after the end of such fourth fiscal quarter.

(e)                                  The Company will furnish to the Representatives copies of each Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus,  each related preliminary prospectus supplement and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives’ reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                    The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now qualified or to take any action that would subject it to taxation in any jurisdiction in which it is not now subject or consent to service of process generally in any jurisdiction in which it is not now subject to such consent.

(g)                                 The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement), for any filing fees and other expenses (including reasonable fees and disbursements of counsel not exceeding $15,000) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, in connection with the review of the underwriting terms and arrangements of the offering with regard to compliance with the NASD’s Conduct Rules, for the filing fee incident to the review by the NASD of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in preparing, printing and distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors and prospective investors.

(h)                                 The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the date of this Agreement and ending at the Closing Date.

6.                                       Free Writing Prospectuses.  (a)  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)                                 The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection and in the case of (x) or (y) contains information of the type customarily distributed by underwriters via the Bloomberg electronic system for offerings of the type contemplated by this Agreement or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.                                       Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of KPMG LLP in the form set out as Exhibit A to this Agreement.

(b)                                 If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives.  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of a Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c)                                  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries and Lloyd’s Syndicate 1221 taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company, to the extent outstanding on the date hereof, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or downgrading in the insurance claims paying ability rating or financial strength rating of any Insurance Subsidiary by A.M. Best Company or any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company, to the extent outstanding on the date hereof, or its rating of the insurance claims paying ability or financial strength of any Insurance Subsidiary of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or The Nasdaq National Market or any setting of minimum prices for trading on such exchanges; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)                                 The Representatives shall have received an opinion, dated the Closing Date, of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Company, to the effect that:

(i)                                     The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power to own its properties and conduct its business as described in the General Disclosure Package;

(ii)                                  The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions; the Offered Securities delivered on the Closing Date conform to the description thereof contained in the Prospectus and the General Disclosure Package and are consistent with the terms of the Indenture, have been duly authorized, executed and delivered by the Company, and when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the Enforceability Exceptions;

(iii)                               There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(iv)                              The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940;

(v)                                 No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the issuance and sale of the Offered Securities as contemplated by this Agreement, except such as have been obtained and made under the Act, the Trust Indenture Act and such as may be required under state securities laws or by the NASD;

(vi)                              The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Offered Securities as contemplated by this Agreement and compliance with the terms and provisions of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) Delaware General Corporation Law, (ii) any statute, rule, regulation or order of the State of New York or the federal government of the United States or any court of the State of New York or the federal government of the United States having jurisdiction over the Company or any of its properties, (iii) any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or (iv) the charter or by-laws of the Company;

(vii)                           The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Trust Indenture and the Rules and Regulations;

(viii)                        The statements set forth or incorporated by reference in the Registration Statements and General Disclosure Package under the captions, “Business-Regulation,” “Description of Debt Securities” and “Description of the Notes” insofar as they purport to describe statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required;

(ix)                                This Agreement has been duly authorized, executed and delivered by the Company.

Such counsel may also state that (except as provided in (viii) above) they have not made any independent verification or check, and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the General Disclosure Package but such counsel shall state that they have participated in reviews and discussions in connection with the preparation of the Registration Statement, the Prospectus and the General Disclosure Package prior to the Closing Date, and in the course of such reviews and discussions no facts came to their attention that have caused them to believe that (x) the Registration Statement or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or related statistical data contained in or omitted from the Registration Statements, the Prospectus or the General Disclosure Package.

In rendering the foregoing opinions, such counsel may rely as to matters of fact upon certificates of the officers of the Company and its subsidiaries and, as to matters involving good standing, authorization to do business and other matters within their knowledge, upon certificates of public officials.

(e)                                  The Representatives shall have received an opinion, dated the Closing Date, of Elliot S. Orol, Esq., Senior Vice President, General Counsel and Chief Compliance Officer of the Company, to the effect that:

(i)                                     Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own its properties and conduct its business as described in the General Disclosure Package; the Company, to the best of his knowledge, and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(ii)                                  Each Insurance Subsidiary holds such Insurance Licenses as are necessary to the conduct of its business as described in the General Disclosure Package; there is no pending or, to his knowledge, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of such Insurance Licenses which would reasonably be expected to have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, to his knowledge no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent;

(iii)                               The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Offered Securities as contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over any subsidiary of the Company or any of their properties, (ii) any agreement or instrument, to his knowledge, to which any subsidiary is a party or by which any such subsidiary is bound or to which any of the properties of any such subsidiary is subject, or (iii) the charter or by-laws of any such subsidiary except, in the case of clause (ii) as would not, individually or in the aggregate, have a Material Adverse Effect; and

(iv)                              The statements set forth or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package under the caption, “Business-Legal Proceedings,” insofar as they purport to describe statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and he does not know of any legal or governmental proceedings required to be described in a Registration Statement, the Prospectus or the General Disclosure Package which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the General Disclosure Package or to be filed as exhibits to a Registration Statement which are not described and filed as required.

(f)                                    The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date, the Registration Statements, the General Disclosure Package, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)                                 The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the Applicable Time; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate and since December 31, 2005 there has not been (i) any material decrease in consolidated total assets (excluding the effects of the decrease due to the mark to market of the Company’s investment portfolio in accordance with Statement of Financial Accounting Standards No. 115 and decreases in reinsurance receivable on paid and unpaid losses and loss adjustment expenses), or (ii) any material decrease in stockholders’ equity, (excluding the effect of any change in accumulated other comprehensive income), or (iii) as compared to the comparable period in the year 2005, any material decreases in total or per share amounts of consolidated net income of the Company and its consolidated subsidiaries.

(h)                                 The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP bringing down the letter of KPMG LLP provided to the Representatives pursuant to subsection (a) of this Section to a date not more than three days prior to the Closing Date, in a form reasonably acceptable to the Representatives and their counsel.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

8.                                       Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Statutory Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

(b)                                 Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Statutory Prospectus, the Prospectus, or any amendment or supplement thereto, any related preliminary prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting,” the information contained in the first sentence of the fifth paragraph under the caption “Underwriting” and the information contained in the first sentence of the thirteenth paragraph under the caption “Underwriting.”

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9.                                       Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.                                 Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Underwriters shall each remain responsible for the respective expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.                                 Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCB-IBD, (fax no: 212-325-4296) and J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, NY 10172, Attention: High Grade Syndicate Desk (fax no. (212) 834-6081) or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at The Navigators Group, Inc., Reckson Executive Park, 6 International Drive, Rye Brook, N.Y. 10573 Attention: Corporate Secretary (fax no: 914-933-6033); provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.

12.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.                                 Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse Securities (USA) LLC or J.P. Morgan Securities Inc. individually will be binding upon all the Underwriters.

14.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.                                 Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                  the Underwriters have been retained solely to act as underwriters in connection with the sale of the Company’s securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)                                 the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.                                 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,
THE NAVIGATORS GROUP, INC.

By	/s/ Elliot S. Orol
Name: Elliot S. Orol
Title: Senior Vice President and General Counsel

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Sharon Harrison
	Name:	Sharon Harrison
	Title:	Director

SCHEDULE A

Underwriter	Principal Amount
Credit Suisse Securities (USA) LLC	$53,125,000
J.P. Morgan Securities Inc.	53,125,000
Keefe, Bruyette & Woods, Inc.	6,250,000
LaSalle Financial Services, Inc.	12,500,000
Total	$125,000,000

SCHEDULE B

GENERAL USE ISSUER FREE WRITING PROSPECTUS

Final Term Sheet Entitled:        $125,000,000 10-Year Navigators 7.000% Senior Notes Due May 1, 2016 Final Terms and Conditions

EXHIBIT A

[FORM OF KPMG LLP LETTER PURSUANT TO SECTION 7(a)]